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                                                                   Exhibit 23.2

                          Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-____________) pertaining to the HORIZON Pharmacies, Inc. 401(k) Plan with respect to our report on the financial statements for the year ended December 31, 1995 of HORIZON Pharmacies, Inc. dated April 24, 1996 and our reports on the financial statements of the Farmington Store Acquisition and the Vista Store Acquisition dated March 28, 1997 included in Amendment No. 2 to the Registration Statement on Form SB-2 (No. 333-25257) and the related Prospectus dated July 8, 1997 filed with the Securities and Exchange Commission; and our reports on the financial statements of the following businesses included in the Current Reports on Form 8-K and filed with the Securities and Exchange Commission as indicated:

     1. Report dated October 1, 1997 on the financial statements for the year ended December 31, 1996 of Sun Country Drug, Inc. included in Amendment No. 1 to Current Report on Form 8-K dated August 2, 1997 filed with the Securities and Exchange Commission on October 16, 1997;

     2. Report dated October 19, 1997 on the financial statements for the year ended December 31, 1996 of Revco Inc., dba Northridge Pharmacy, Inc. included in Amendment No.1 to Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997 filed with the Securities and Exchange Commission on October 24, 1997;

     3. Report dated October 21, 1997 on the financial statements for the year ended December 31, 1996 of Downey Drug, Inc., Inc. included in Amendment No. 1 to Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997 filed with the Securities and Exchange Commission on October 24, 1997;

     4. Report dated November 7, 1997 on the financial statements for the year ended December 31, 1996 of McCosh Drug, Inc., included in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 13, 1997; and

     5. Report dated December 23, 1997 on the financial statements for the years ended December 31, 1996 and December 31, 1995 of Kenn's Pharmacy, Inc., included in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 24, 1997.



Howard & Waltrip, P.C.
Certified Public Accountants
Dallas, Texas
December 29, 1997